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                                   EXHIBIT 4

                             JOINT FILING AGREEMENT


         We, the undersigned, hereby express our agreement that the attached
Schedule 13D (including all amendments thereto) is filed on behalf of each of the undersigned.

Date:    December 31, 1997

                                       BB BIOTECH AG



                                       By: /s/ Hans-Joerg Graf
                                          ---------------------------
                                       Name: Hans-Joerg Graf



                                       By: /s/ Dr. Victor Bischoff
                                          -------------------------
                                       Name: Dr. Victor Bischoff

                                       BIOTECH TARGET, S.A.



                                       By: /s/ Dr. Andreas Bremer
                                          -------------------------
                                       Name: Dr. Andreas Bremer



                                       By: /s/ Dr. Anders Hove
                                          --------------------------
                                       Name: Dr. Anders Hove





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